Exhibit 99.01

ACM Research Reports Fourth Quarter and Fiscal Year 2022 Results

FREMONT, Calif., Feb. 24, 2023 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its fourth quarter and fiscal year ended December 31, 2022.

“2022 marks another year of progress on our mission to become a major supplier to the global semiconductor industry,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “We delivered solid growth amidst COVID-related restrictions, supply-chain disruptions, and increased trade regulations. We believe that the pandemic is largely behind us, and we have returned to more normal operations.”

Dr. Wang continued, “Our results demonstrate the strength of ACM’s multi-product portfolio and our expanding customer base.  We took share with our core cleaning products, more than doubled our revenue from ECP tools, and are achieving good traction with our furnace products.  We also entered two new product categories with the introduction of the Ultra PmaxTM PECVD and Ultra LithTM Track Coater/Developer tools, which we believe doubles our served addressable market. The evaluation of two cleaning tools at the U.S. facility of a major U.S.-based semiconductor manufacturer is going well, and we are pleased to announce an order for an evaluation tool to a major potential customer in Europe for delivery later this year.”

Dr. Wang concluded, “As we look ahead to 2023, we expect another year of growth driven by continued share gains, new products and new customers. We are on track to begin initial production at our new facility in Lingang, Shanghai in the second half of 2023, and we plan to increase our investments in Korea to support our international growth initiatives.”

	Three Months Ended December 31,
	GAAP		Non-GAAP(1)
	2022	2021	2022	2021
	(dollars in thousands, except EPS)
Revenue	$108,542	$95,142	$108,542	$95,142
Gross margin	49.6%	47.8%	49.7%	47.9%
Income from operations	$16,670	$19,126	$19,164	$20,420
Net income attributable to ACM Research, Inc.	$11,809	$15,565	$12,596	$18,069
Basic EPS	$0.20	$0.27	$0.21	$0.31
Diluted EPS (2)	$0.18	$0.23	$0.19	$0.27

	Year Ended December 31,
	GAAP		Non-GAAP(1)
	2022	2021	2022	2021
	(dollars in thousands, except EPS)
Revenue	$388,832	$259,751	$388,832	$259,751
Gross margin	47.2%	44.2%	47.4%	44.4%
Income from operations	$59,035	$38,702	$66,765	$43,819
Net income attributable to ACM Research, Inc.	$39,263	$37,757	$54,848	$42,267
Basic EPS	$0.66	$0.65	$0.93	$0.73
Diluted EPS (2)	$0.59	$0.58	$0.83	$0.65

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized loss on trading securities.

(2)	Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.

Outlook

The Company is maintaining its revenue guidance range of $515 million to $585 million for fiscal year 2023. This expectation is based on ACM management’s current assessment of the potential impact from current US-China trade policy and together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in 2022 were $539 million, versus $372 million in 2021. Total shipments in the fourth quarter of 2022 were $197 million, versus $117 million in the fourth quarter of 2021. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Received Purchase Order for SAPS Tool from Major European Global Semiconductor Manufacturer. ACM announced the receipt of a first tool order for its Ultra C SAPS-V cleaning tool from a major Europe-based global semiconductor manufacturer. The tool is expected to be shipped to the prospective customer’s European facility in the fourth quarter of 2023.

•
First MLO-capable Ultra C pr Tool Qualified and in Mass Production at Power Semiconductor Manufacturer in China. ACM expanded its Ultra C pr product offering to include metal lift-off (MLO) capabilities for power semiconductor manufacturing and wafer level packaging (WLP) applications. MLO can be used to save an etch process step, reducing cost, optimizing cycle times and sharply reducing chemical demand at high temperatures. The first MLO-capable Ultra C pr tool has been qualified and released to mass production at a power semiconductor manufacturer in China.

•
Introduced Track Tool to Support Lithography for Semiconductor IC Manufacturing. ACM introduced its Ultra LithTM Track tool, marking its entry into the track market. ACM’s participation in this new product category is a natural evolution of its expertise in cleaning, coating and developing systems. The first Ultra LithTM Track Coater/Developer ArF tool was delivered to a domestic Chinese customer in the fourth quarter of 2022, an i-line model is planned for delivery in 2023, and ACM also has begun development of a KrF model.

•
Introduced PECVD Tool to Support Logic & Memory Manufacturing. ACM introduced its Ultra PmaxTM Plasma-Enhanced Chemical Vapor Deposition (PECVD) tool as another major new product category, marking its entry into chemical vapor deposition (CVD) market.

Full Year 2022 Financial Summary

Unless otherwise noted, the following figures refer to the full year of 2022 and comparisons are with the full year of 2021.

•	Revenue was $388.8 million, up 49.7%, reflecting continued share gains by our flagship cleaning products and strong growth from our new products, particularly ECP tools.

•
Gross margin was 47.2%, up from 44.2%. Non-GAAP gross margin, which excludes stock-based compensation, was 47.4%, up from 44.4%. Gross margin exceeded the range of 40% to 45% reflected in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume, product mix and favorable currency impacts from a stronger dollar versus the Chinese RMB.

•
Operating expenses were $124.6 million, an increase of 63.6%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $117.4 million, up 64.3%.  Operating expenses as a percent of revenue increased to 32.0% from 29.3%.  Non-GAAP operating expenses as a percent of revenue increased to 30.2% from 27.5%.

•	Operating income was $59.0 million, up from $38.7 million. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $66.8 million, up from $43.8 million.

•
Unrealized loss on trading securities was $7.9 million. The loss reflects the change in market value of the indirect investment by ACM Shanghai in the STAR Market IPO shares of Semiconductor Manufacturing International Corporation (“SMIC”). The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Realized gain from sale of trading securities was $1.1 million due to the sale of a portion of ACM Shanghai’s shares of SMIC, which generated net proceeds of $4.5 million.

•
Income tax expense was $16.8 million, up from $0.1 million. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986 that became effective on January 1, 2022, the effective tax rate for 2022 has increased, primarily due to a new requirement to capitalize and amortize previously deductible research and experimental expenses.

•
Net income attributable to ACM Research, Inc. was $39.3 million, compared to net income of $37.8 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $54.8 million, as compared to non-GAAP net income of $42.3 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.59, compared to $0.58.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.83, compared to $0.65.

•
Cash and cash equivalents were $248.0 million at December 31, 2022, versus $336.3 million at September 30, 2022. Cash and cash equivalents, plus restricted cash and time deposits were $420.9 million at December 31, 2022, versus $473.2 million at September 30, 2022.

Fourth Quarter 2022 Financial Summary

Unless otherwise noted, the following figures refer to the fourth quarter of 2022 and comparisons are with the fourth quarter of 2021.

•	Revenue was $108.5 million, up 14.1%, reflecting continued share gains by our flagship cleaning products and contribution from our new products, particularly ECP tools.

•
Gross margin was 49.6%, up from 47.8%. Non-GAAP gross margin, which excludes stock-based compensation, was 49.7%, up from 47.9%. Gross margin exceeded the range of 40% to 45% reflected in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume, product mix and favorable currency impacts from a stronger dollar versus the Chinese RMB.

•
Operating expenses were $37.1 million, an increase of 41.1%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $34.8 million, up 38.4%.  Operating expenses as a percent of revenue increased to 34.2% from 27.7%.  Non-GAAP operating expenses as a percent of revenue increased to 32.0% from 26.4%.

•	Operating income was $16.7 million, down from $19.1 million. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $19.2 million, down from $20.4 million.

•
Unrealized loss on trading securities was $1.7 million. The loss reflects the change in market value of the indirect investment by ACM Shanghai in the STAR Market IPO shares of SMIC. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•
Income tax expense was $2.7 million, compared to $3.2 million. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986 that became effective on January 1, 2022, the effective tax rate for 2022 has increased, primarily due to a new requirement to capitalize and amortize previously deductible research and experimental expenses.

•
Net income attributable to ACM Research, Inc. was $11.8 million, compared to net income of $15.6 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $12.6 million, as compared to non-GAAP net income of $18.1 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.18, compared to $0.23.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.19, compared to $0.27.

Conference Call Details

A conference call to discuss results will be held on Friday, February 24, 2023, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BI8d1b21abbce04178b356565439642c73

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements.  Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

The Company develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
	(Unaudited)
	(In thousands, except for par value)
Assets
Current assets:
Cash and cash equivalents	$247,951	$562,548
Restricted cash	500	519
Short-term time deposits	70,492	-
Trading securities	20,209	29,498
Accounts receivable	182,936	105,553
Income tax receivable	-	1,082
Other receivables	29,617	18,979
Inventories	393,172	218,116
Advances to related party	3,322	2,383
Prepaid expenses	15,607	14,256
Total current assets	963,806	952,934
Property, plant and equipment, net	82,875	14,042
Land use right, net	8,692	9,667
Operating lease right-of-use assets, net	2,489	4,182
Intangible assets, net	1,255	477
Long-term time deposits	101,956	-
Deferred tax assets	6,703	13,166
Long-term investments	17,459	12,694
Other long-term assets	50,265	45,017
Total assets	$1,235,500	$1,052,179
Liabilities and Equity
Current liabilities:
Short-term borrowings	$56,004	$9,591
Current portion of long-term borrowings	2,322	2,410
Related party accounts payable	14,468	7,899
Accounts payable	101,735	93,451
Advances from customers	153,773	52,824
Deferred revenue	4,174	3,180
Income taxes payable	3,469	254
FIN-48 payable	6,686	2,282
Other payables and accrued expenses	52,201	31,735
Current portion of operating lease liability	1,382	2,313
Total current liabilities	396,214	205,939
Long-term borrowings	18,687	22,957
Long-term operating lease liability	1,107	1,869
Deferred tax liability	-	1,302
Other long-term liabilities	7,321	8,447
Total liabilities	423,329	240,514
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	5	5
Class B Common stock	1	1
Additional paid-in capital	604,089	595,045
Retained earnings	94,426	63,732
Statutory surplus reserve	16,881	8,312
Accumulated other comprehensive income (loss)	(40,546)	9,109
Total ACM Research, Inc. stockholders’ equity	674,856	676,204
Non-controlling interests	137,315	135,461
Total equity	812,171	811,665
Total liabilities and equity	$1,235,500	$1,052,179

ACM RESEARCH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited) ( In thousands, except share and per share data)		(Unaudited) ( In thousands, except share and per share data)
Revenue	$108,542	$95,142	$388,832	$259,751
Cost of revenue	54,737	49,696	205,217	144,895
Gross profit	53,805	45,446	183,615	114,856
Operating expenses:
Sales and marketing	12,395	9,273	39,889	26,733
Research and development	17,835	12,914	62,226	34,207
General and administrative	6,905	4,133	22,465	15,214
Total operating expenses	37,135	26,320	124,580	76,154
Income from operations	16,670	19,126	59,035	38,702
Interest income	2,775	392	8,740	505
Interest expense	(669)	(191)	(1,655)	(765)
Realized gain from sale of trading securities	(20)	-	1,116	-
Unrealized gain (loss) on trading securities	1,707	(1,210)	(7,855)	607
Other income (expense), net	(6,634)	52	3,315	(631)
Equity income in net income of affiliates	3,014	3,601	4,666	4,637
Income before income taxes	16,843	21,770	67,362	43,055
Income tax expense	(2,660)	(3,155)	(16,798)	(134)
Net income	14,183	18,615	50,564	42,921
Less: Net income attributable to non-controlling interests	2,374	3,050	11,301	5,164
Net income attributable to ACM Research, Inc.	$11,809	$15,565	$39,263	$37,757
Comprehensive income:
Net income	14,183	18,615	50,564	42,921
Foreign currency translation adjustment	21,232	3,436	(59,102)	4,695
Comprehensive Income (loss)	35,415	22,051	(8,538)	47,616
Less: Comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	6,232	3,136	1,854	5,607
Comprehensive income (loss) attributable to ACM Research, Inc.	$29,183	$18,915	$(10,392)	$42,009

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.20	$0.27	$0.66	$0.65
Diluted	$0.18	$0.23	$0.59	$0.58

Weighted average common shares outstanding used in computing per share amounts:
Basic	59,268,562	58,588,386	59,235,975	57,654,708
Diluted	64,198,325	66,325,821	65,341,771	65,356,716

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

`	Three Months Ended December 31,		Year Ended December 31,
($ in thousand)	2022	2021	2022	2021
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$74,603	$61,886	$272,939	$189,208
ECP (front-end and packaging), furnace and other technologies	20,213	19,460	77,482	33,210
Advanced packaging (excluding ECP), services & spares	13,726	13,796	38,411	37,333
Total Revenue By Product Category	$108,542	$95,142	$388,832	$259,751

Wet cleaning and other front-end processing tools	$79,333	$74,946	$308,528	$202,268
Advanced packaging, other processing tools, services and spares	29,209	20,196	80,304	57,483
Total Revenue Front-end and Back-End	$108,542	$95,142	$388,832	$259,751

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Mainland China	$104,167	$94,296	$377,752	$258,615
Other Regions	4,375	846	11,080	1,136
	$108,542	$95,142	$388,832	$259,751

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended December 31,
	2022				2021
	Actual	SBC	Other non- operating adjustments	Adjusted	Actual	SBC	Other non- operating adjustments	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)			(Non-GAAP)
	(In thousands)

Revenue	$108,542	$-	$-	$108,542	$95,142	$-	$-	$95,142
Cost of revenue	(54,737)	(137)	-	(54,600)	(49,696)	(108)	-	(49,588)
Gross profit	53,805	(137)	-	53,942	45,446	(108)	-	45,554
Operating expenses:
Sales and marketing	(12,395)	(600)	-	(11,795)	(9,273)	(402)	-	(8,871)
Research and development	(17,835)	(832)	-	(17,003)	(12,914)	(314)	-	(12,600)
General and administrative	(6,905)	(925)	-	(5,980)	(4,133)	(470)	-	(3,663)
Income (loss) from operations	$16,670	$(2,494)	$-	$19,164	$19,126	$(1,294)	$-	$20,420
Unrealized gain (loss) on trading securities	1,707	-	1,707	-	(1,210)	-	(1,210)	-
Net income (loss) attributable to ACM Research, Inc.	$11,809	$(2,494)	$1,707	$12,596	$15,565	$(1,294)	$(1,210)	$18,069
Basic EPS	$0.20			$0.21	$0.27			$0.31
Diluted EPS	$0.18			$0.19	$0.23			$0.27

	Year Ended December 31,
	2022				2021
	Actual	SBC	Other non- operating adjustments	Adjusted	Actual	SBC	Other non- operating adjustments	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)			(Non-GAAP)
	(In thousands)

Revenue	$388,832	$-	$-	$388,832	$259,751	$-	$-	$259,751
Cost of revenue	(205,217)	(520)	-	(204,697)	(144,895)	(397)	-	(144,498)
Gross profit	183,615	(520)	-	184,135	114,856	(397)	-	115,253
Sales and marketing	(39,889)	(1,877)	-	(38,012)	(26,733)	(1,802)	-	(24,931)
Research and development	(62,226)	(2,565)	-	(59,661)	(34,207)	(1,115)	-	(33,092)
General and administrative	(22,465)	(2,768)	-	(19,697)	(15,214)	(1,803)	-	(13,411)
Income from operations	$59,035	$(7,730)	$-	$66,765	$38,702	$(5,117)	$-	$43,819
Unrealized gain (loss) on trading securities	(7,855)	-	(7,855)	-	607	-	607	-
Net income (loss) attributable to ACM Research, Inc.	$39,263	$(7,730)	$(7,855)	$54,848	$37,757	$(5,117)	$607	$42,267
Basic EPS	$0.66			$0.93	$0.65			$0.73
Diluted EPS	$0.59			$0.83	$0.58			$0.65